RANCO, LLC
SERIES A PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

$[●],000,000Whitefish, Montana

30 June 2023

1.Loan

1.1RANCO, LLC, a Delaware liability company (the “Company”), for value received, hereby promises to pay to [●] (the “Lender”) in lawful money of the United States, at the address of the Lender set forth below, the principal amount of [●] Dollars ($●), together with interest as set forth below (the “Loan”), on the dates set forth in Exhibit A. The Company shall pay the unpaid principal of, and accrued and unpaid interest on, the Loan in full on the date (the “Maturity Date”) that is fifteen (15) months following the closing of the Acquisition (as defined below).

1.2This Series A Promissory Note (this “Note”) is made by Company in accordance with the Debt Assumption Agreement (the “Assumption Agreement”) among Company, Lender, and Company’s parent CFN Enterprises, Inc. (“Parent”), pursuant to which Company assumed the obligations of Parent under the Original Note and the other Series 1 Notes (each as defined in the Assumption Agreement) which were incurred to finance a portion of the expenses of Company in connection with Company’s acquisition, on or about the date hereof, of a business or commercial enterprise (the “Acquisition”) and/or carrying on such business, as disclosed to Lender prior to the date of this Note. In accordance with the Assumption Agreement, this Note replaces the Original Note.

2.Interest

2.1To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Lender in order to enforce any right or remedy under this Note. If under any circumstances whatsoever, interest in excess of the maximum lawful rate authorized under applicable law is paid by the Company to Lender with respect to indebtedness evidenced hereby, such excess shall be applied by Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Lender’s election.

3.Security

3.1This Note is one of the Series A Notes referred to in, and is entitled to all the benefits of, a Security and Collateral Agency Agreement dated as of 30 June 2023, among Borrower, Lender, and Ezra I. Shehebar, as collateral agent for the Lender and other lenders (as supplemented, amended and modified from time to time, the “Security Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Security Agreement. The Security Agreement contains provisions for the acceleration of the maturity of the Series A Notes upon the happening of certain stated events of default, and for rights in certain collateral security for repayment of the Series A Notes.

4.Terms of Payment

4.1Mandatory Payments. Payments of principal and accrued and unpaid interest and other amounts payable hereunder shall be due and payable on the dates set forth in Exhibit A, subject in any event to acceleration upon the occurrence of an Event of Default (as defined in the Security Agreement). Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation. The Company may not prepay this Note prior to the Maturity Date without the consent of the Lender.

4.2Manner of Payment. All payments made hereunder shall be paid to Lender at such place as may be designated in writing by Lender, in immediately available United States funds without any deduction whatsoever including, but not limited to, any deduction for any setoff or counterclaim.

5.Representations and Warranties of the Lender

The Lender represents and warrants to the Company as follows:

5.1Investment Experience. The Lender is either an accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”) or, by virtue of the Lender’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Lender is capable of evaluating the merits and risks of the Lender’s investment in the Company and has the capacity to protect the Lender’s own interests.

5.2Investment Intent. The Lender is acquiring this Note for investment for the Lender’s own account and not with a view to, or for resale in connection with, any distribution thereof. The Lender understands that the Note has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

5.3Knowledge of Company. The Lender is familiar with, or has had the opportunity to acquire knowledge of, the nature of the Company’s business, its financial prospects and the merits and risks of an investment in the Company, and has the capacity to protect its own interests.

6.Miscellaneous

6.1Governing Law. This Note shall be governed by and construed according to the laws of the State of New York.

6.2Successors and Assigns. Except as otherwise expressly provided herein, this Note may be transferred, by operation of law or otherwise, only with the prior written consent of the Company, at its sole and absolute discretion, upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY

RANCO, LLC

By:_______________________
Mario Marsillo Jr.
Authorized Signatory

LENDER
[●]

By:_______________________
Name:
Title:
Address:

EXHIBIT A

REPAYMENT DATES

Date	Principal and Interest Amount
Closing of the Acquisition (“Closing Date”)
One Month after the Closing Date	$0
Two Months after the Closing Date	$0
Three Months after the Closing Date	$0
First day of the Fourth Month after the Closing Date	$[●]
First day of the Fifth Month after the Closing Date	$[●]
First day of the Sixth Month after the Closing Date	$[●]
First day of the Seventh Month after the Closing Date	$[●]
First day of the Eighth Month after the Closing Date	$[●]
First day of the Ninth Month after the Closing Date	$[●]
First day of the Tenth Month after the Closing Date	$[●]
First day of the Eleventh Month after the Closing Date	$[●]
First day of the Twelfth Month after the Closing Date	$[●]
First day of the Thirteenth Month after the Closing Date	$[●]
First day of the Fourteenth Month after the Closing Date	$[●]
First day of the Fifteenth Month after the Closing Date	$[●]

If any date set forth above is not a business day, then payment shall be due and payable on the business day immediately preceding such date. To the extent not previously repaid, the unpaid amount of the Loan shall be paid in full in cash by the Company on the Maturity Date.